UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2004

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada	89193-8510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

ITEM 5.	Other Events and Regulation FD Disclosure.

On April 22, 2004, Southwest Gas Corporation (the “Company”) entered into a Sales Agency Financing Agreement (the “Agreement”) with BNY Capital Markets, Inc. (“BNYCMI”), which is attached as Exhibit 1.1 hereto. Under the terms of the Agreement, the Company may offer and sell up to $60,000,000 of shares of its common stock (the “Shares”) from time to time through BNYCMI, as the Company’s agent for the offer and sale of the Shares.

On May 17, 2004, in connection with this offer and sale of the Shares from time to time under the Agreement, the Company filed a prospectus supplement and a prospectus pursuant to the Registration Statement on Form S-3 (File No. 333-106419), which was declared effective on April 15, 2004. The following exhibits are filed in connection therewith.

ITEM 7.	Financial Statements and Exhibits.

1.1	Sales Agency Financing Agreement, dated as of April 22, 2004, between Southwest Gas Corporation and BNY Capital Markets, Inc.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 17, 2004	/s/ KENNETH J. KENNY

Kenneth J. Kenny Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Sales Agency Financing Agreement, dated as of April 22, 2004, between Southwest Gas Corporation and BNY Capital Markets, Inc.
5.1	Opinion of Morrison & Foerster LLP.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).